UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(zip code)

(281) 404 4387
(Registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2019, Viking Energy Group, Inc. (the “Company”) filed with the State of Nevada an amendment to the Certificate of Designation for the Company’s Series C Preferred Stock, pursuant to which each share of Series C Preferred Stock would entitle the holder thereof to 32,500 votes on all matters submitted to the vote of the stockholders of the Company. No additional shares of preferred stock have been issued.

The foregoing description of the amendment to the Company’s Certificate of Designation is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Designation filed September 5, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: September 5, 2019	By:	/s/ James Doris
James Doris
CEO & Director

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